                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /
- - - --------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Cognex Corporation
                (Name of Registrant as Specified In Its Charter)

                               Cognex Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:
- - - --------------------------------------------------------------------------------

                              COGNEX CORPORATION

                     NOTICE OF SPECIAL MEETING IN LIEU OF
                   THE 1995 ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 25, 1995

To the Stockholders:

     A Special Meeting of the Stockholders of COGNEX CORPORATION in lieu of the 1995 Annual Meeting will be held on Tuesday, April 25, 1995, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect two Directors, each to serve for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To consider and act upon a proposal to amend the Articles of Organization of the Company to increase the number of shares of common stock which the Company has the authority to issue from 25,000,000 shares to 60,000,000 shares.

          3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 20, 1995 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                            By order of the Board of Directors

                                            ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 24, 1995

                               COGNEX CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the "Corporation") for use at the Special Meeting of Stockholders in Lieu of the 1995 Annual Meeting to be held on Tuesday, April 25, 1995, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 24, 1995.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding are required to approve the increase in the number of shares of common stock which the Corporation has the authority to issue. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but one does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

     The Corporation's principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 20, 1995 are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote XX,XXX,XXX shares of Common Stock, par value $.002 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     Pursuant to Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, be elected to serve a term of three years and until their successors are duly elected and qualified or until they sooner die, resign or are removed. The Corporation presently has a Board of Directors of five members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. The nominees are not related to any Executive Officer of the Corporation or its subsidiaries.

                                                YEAR FIRST
                                                 ELECTED A     POSITION WITH THE CORPORATION OR PRINCIPAL
           NAME OF NOMINEE                AGE    DIRECTOR        OCCUPATION DURING THE PAST FIVE YEARS
           ---------------                ---   ----------    -------------------------------------------
NOMINATED FOR A TERM ENDING IN 1998:
Robert J. Shillman....................    48       1981       Since 1981, President, Chief Executive
                                                              Officer and Chairman of the Board of
                                                              the Corporation.
William Krivsky.......................    65       1985       Since 1994, Principal of Kellogg,
                                                              Krivsky & Buttler, Inc. From 1986 to
                                                              1994, Executive Vice President of Bird
                                                              Corporation, a manufacturer and
                                                              distributor of building materials and
                                                              products and a provider of
                                                              environmental services. Mr. Krivsky
                                                              also serves as a Director of Hitchiner
                                                              Manufacturing Corporation.
SERVING A TERM ENDING IN 1997:
Anthony Sun...........................    42       1982       Since 1979, general partner of Venrock
                                                              Associates, a venture capital
                                                              partnership. Mr. Sun also serves as a
                                                              Director of Qume Corporation, Komag
                                                              Inc., Stratacom, Inc., Gupta Corp.,
                                                              Conductus Inc. and Photonics Inc.
Reuben Wasserman......................    65       1990       Since 1985, independent business
                                                              consultant.
SERVING A TERM ENDING IN 1996:
Patrick Sansonetti....................    50       1986       Since 1987, Senior Vice President of
                                                              Advent International Corporation, an
                                                              international venture capital firm.
                                                              From 1983 to 1987, general partner of
                                                              Hambrecht & Quist Venture Partners. Mr.
                                                              Sansonetti also serves as a Director of
                                                              Interleaf, Inc.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1994, there were five meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee. Each non-employee Director received compensation in the amount of $1,750 for each fiscal quarter. Each non-employee Director who served on a committee of the Board of Directors in 1994 received an annual fee of $1,000 per committee on which he served. In addition to such fees, the Corporation paid: $6,028 to Mr. Wasserman for reimbursement of travel expenses and payment for consulting fees; $11,460 to Mr. Sun as reimbursement for travel expenses; and $81 to Mr. Sansonetti as reimbursement for travel expenses.

     The Board of Directors has a Compensation/Stock Option Committee whose members are Patrick Sansonetti, Reuben Wasserman and Anthony Sun, Chairman. The Compensation/Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation's Stock Option Plans. The Compensation/Stock Option Committee met on a total of four occasions in 1994.

     The Corporation also has an Audit Committee whose present members are Reuben Wasserman and William Krivsky, Chairman. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1994 there were two meetings of the Audit Committee.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of February 27, 1995, any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation. For purposes of this Proxy
Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                                         AMOUNT AND
                                                                          NATURE OF
NAME AND ADDRESS                                                         BENEFICIAL     PERCENT OF
OF BENEFICIAL OWNER                                                      OWNERSHIP        CLASS
- - - -------------------                                                    -------------    ----------
Robert J. Shillman....................................................  3,599,800(1)      19.1%
Cognex Corporation
One Vision Drive
Natick, MA 01760

Putnam Investments, Inc...............................................  2,010,655(2)      10.8%
One Post Office Square
Boston, MA 02109

Pilgrim Baxter & Associates, Ltd......................................  1,564,900(3)       8.3%
1255 Drummers Lane
Suite 300
Wayne, PA 19087

T. Rowe Price Associates, Inc.........................................  1,035,000(4)       5.5%
100 East Pratt Street
Baltimore, MD 21202
- - - ---------------

(1) Includes 1,500,000 shares held by the Robert J. Shillman 1990 Irrevocable Trust, and 100 shares held by Mr. Shillman's wife. Mr. Shillman disclaims beneficial ownership of such shares. Includes also 88,000 shares which Mr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days.

(2) According to Schedule 13G dated January 23, 1995, Putnam Investments, Inc., has shared voting power over 421,880 shares and shared dispositive power over 2,010,655 shares.

(3) According to Schedule 13G dated February 10, 1995, Pilgrim Baxter & Associates, Ltd., has shared voting and dispositive power over 1,564,900 shares.

(4) According to Schedule 13(f) dated August 12, 1994.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information is furnished as of February 27, 1995, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by all Directors of the Corporation and nominees, and by all Directors and Executive Officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below.

                                                                     AMOUNT AND
                                                                     NATURE OF
                                                                    BENEFICIAL          PERCENT OF
      NAME                                                           OWNERSHIP             CLASS
      ----                                                        ---------------       ----------
Robert J. Shillman.............................................   3,599,800(1)(2)          19.1%
Anthony Sun....................................................      91,144(1)              *
Patrick Sansonetti.............................................      48,000(1)              *
Reuben Wasserman...............................................      15,000(1)              *
William Krivsky................................................       5,000(1)              *
Patrick Alias..................................................      96,000(1)              *
Richard Snyder.................................................      96,000(1)              *
John J. Rogers, Jr.............................................      15,000(1)              *
All Directors and Executive Officers as a group (8 persons)....   3,965,944(1)(3)          21.0%
- - - ---------------

  * Less than 1%

(1) Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Shillman, 88,000 shares; Mr. Sun, 50,000 shares; Mr. Sansonetti, 48,000 shares; Mr. Krivsky, 5,000 shares; Mr. Rogers, 15,000 shares; Mr. Wasserman, 15,000 shares; Mr. Snyder, 96,000 shares; and Mr. Alias, 96,000 shares.

(2) See Footnote (1) under "Principal Holders of Voting Securities".

(3) Includes 413,000 shares which certain Directors and Executive Officers have the right to acquire upon the exercise of outstanding options, exercisable presently or within 60 days.


     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 8 shall not be incorporated by reference into any such filing.

                  COMPENSATION/STOCK OPTION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation/Stock Option Committee (the "Committee"), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are made at the beginning of the fiscal year.

     In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive's position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.

     The Corporation's compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

     In determining the base salaries paid to the Corporation's executive officers for the year ended December 31, 1994, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive's experience and potential.

     The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executive officers are eligible to receive annual cash bonuses upon achievement of such pre-determined performance targets. The annual bonuses paid for the fiscal year ended December 31, 1994 reflect the achievement of pre-determined targets related to the Corporation's operating income, other Company metrics, and individual goals.

     The Corporation's stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation's stock during the option term.

     In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

COMPENSATION OF ROBERT J. SHILLMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN

     The Committee established the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ended December 31, 1994 using the same criteria that were used to determine the compensation of other executive officers as described above. Mr. Shillman's base compensation was increased approximately 2% in general recognition of his level of responsibility and his individual efforts for the benefit of the Corporation. The annual bonus of $211,682 received by Mr. Shillman for the fiscal year ended December 31, 1994 was based upon the achievement by the Corporation of pre-determined targets with respect to operating income and is intended to reward Mr. Shillman for his role in the achievement of that objective. It should be noted that the Corporation's operating income for the year ended December 31, 1994 increased 48% over operating income for the year ended December 31, 1993.

     The foregoing report has been approved by all members of the Committee.

                COMPENSATION/STOCK OPTION COMMITTEE

                Patrick J. Sansonetti
                Anthony Sun, Chairman
                Reuben Wasserman

                      COMPENSATION COMMITTEE INTERLOCKS
                          AND INSIDER PARTICIPATION

     Messrs. Sansonetti, Wasserman and Sun served as members of the Compensation/Stock Option Committee during fiscal 1994. They were neither officers nor employees of the Corporation or any of its subsidiaries during fiscal 1994.

               COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                   PERFORMANCE GRAPH FOR COGNEX CORPORATION

                                                                  NASDAQ COM-
                                                 NASDAQ STOCK    PUTER AND DA
      MEASUREMENT PERIOD          COGNEX COR-     MARKET (US     TA PROCESSING
    (FISCAL YEAR COVERED)          PORATION       COMPANIES)        STOCKS
12/29/89                           100.00          100.00          100.00
12/31/90                           143.2            84.9           106.5
12/31/91                           243.2           136.3           214.7
12/31/92                           195.1           158.6           231.0
12/31/93                           291.4           180.9           244.6
12/30/94                           508.6           176.9           297.9


NOTES

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. the index level for all series was set to $100.0 on 12/29/89.

                            EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                                    ANNUAL                AWARDS
                                                 COMPENSATION          -------------
            NAME AND                        ----------------------     STOCK OPTIONS        ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY(1)     BONUS(1)       (SHARES)        COMPENSATION(2)
       ------------------          ----     ---------     --------     -------------     ---------------
Robert J. Shillman..............   1994     $181,539     $211,682              0            $  903
President & CEO                    1993      178,096      197,750        320,000(4)          1,079
                                   1992      166,269       20,000(3)     400,000(5)            974
Patrick Alias...................   1994     $176,635     $168,893              0            $  903
Executive Vice                     1993      173,096      139,670        240,000(4)          1,044
President, Sales and Marketing     1992      166,269            0        200,000               974
Richard Snyder..................   1994     $176,635     $ 85,848              0            $1,495
Executive Vice                     1993      173,096       69,460        240,000(4)          1,728
President, Operations              1992      166,269            0        200,000               974
John J. Rogers, Jr..............   1994     $ 98,216     $ 55,250         50,000            $  205
Chief Financial Officer,           1993       91,790       33,000        100,000(4)            179
Vice President and Treasurer       1992       86,423            0         70,000(5)            135

- - - ---------------

(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

(2) Amounts included are for insurance premiums paid by the Corporation for the benefit of the named Executive Officer.

(3) Represents the final payment from a bonus plan initiated in 1989 pertaining to a special project.

(4) Includes as to the following Executive Officers options granted under the 1993 Stock Option Plan, approved by the shareholders in 1994: Mr. Shillman, 250,000 shares; Mr. Alias, 200,000 shares, Mr. Snyder, 200,000 shares and Mr. Rogers, 100,000 shares.

(5) Includes as to the following Executive Officers options granted that were later revoked and terminated by the Board of Directors: Mr. Shillman, 200,000 shares; Mr. Alias, 200,000 shares; Mr. Snyder, 200,000 shares; and Mr. Rogers, 20,000 shares.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1994 to the named Executive Officers. Pursuant to applicable regulations of the Securities and Exchange Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.


                                          INDIVIDUAL GRANTS
                               ------------------------------------                             POTENTIAL REALIZABLE
                                             PERCENTAGE                                           VALUE AT ASSUMED
                                             OF TOTAL                                              ANNUAL RATES OF
                                NUMBER OF    OPTIONS                                                 STOCK PRICE
                               SECURITIES    GRANTED TO  EXERCISE                                  APPRECIATION FOR
                               UNDERLYING    EMPLOYEES    OR BASE                              -----------------------
                                OPTIONS      IN FISCAL     PRICE           EXPIRATION               OPTION TERM (1)
NAME                            GRANTED        1994     (PER SHARE)           DATE              5%                  10%
- - - ----                           ----------    --------   -----------        ----------        --------           -----------
John J. Rogers, Jr...........  50,000(2)     12.69%      $21.219           12/13/04          $667,226           $1,690,881
Chief Financial Officer,
Vice President, Treasurer
- - - ---------------

(1) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Corporation's Common Stock. There can be no assurance that the values reflected in this table will be achieved.

(2) Options have a ten year term and vest at the rate of 20% per year over a five year period commencing one year from the date of grant.

                     AGGREGATED OPTION EXERCISES IN LAST
                    FISCAL YEAR AND 12/31/94 OPTION VALUES

     The following table provides information on option exercises and on the value of the named Executive Officers' unexercised options at December 31, 1994.
                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                             SHARES                          OPTIONS AT 12/31/94            OPTIONS AT 12/31/94(1)
                            ACQUIRED         VALUE       ----------------------------    ----------------------------
          NAME             ON EXERCISE    REALIZED(2)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             -----------    -----------    -----------    -------------    -----------    -------------
Robert J. Shillman......      40,000       $645,000         24,000         406,000       $  388,750      $5,420,000
President & CEO
Patrick Alias...........      20,000       $289,380         78,000         312,000       $1,483,750      $4,160,000
Executive Vice
  President, Sales and
  Marketing
Richard Snyder..........           0       $      0         68,000         322,000       $1,287,500      $4,356,250
Executive Vice
  President, Operations
John J. Rogers, Jr......       7,500       $115,312         10,000         177,500       $  189,843      $1,822,015
Chief Financial Officer,
  Vice President,
  Treasurer
- - - ---------------

(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Corporation's Common Stock on NASDAQ National Market System on December 31, 1994.

(2) Value realized on exercise represents difference between the exercise prices of the stock options and the trading price of the Corporation's Common Stock on NASDAQ National Market System on the date of exercise.

         PROPOSED AMENDMENT INCREASING THE NUMBER OF SHARES OF COMMON
           STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE FROM
                       25,000,000 SHARES TO 60,000,000

     On March 6, 1995, the Board of Directors adopted the following resolution:

     RESOLVED:That this Board of Directors deems it advisable that the Articles of Organization of this corporation be amended so as to increase the total number of shares of Common Stock which this corporation shall have authority to issue from 25,000,000 shares, with a par value of $.002 per share, to 60,000,000 shares, with a par value of $.002 per share.

     The Board of Directors also directed that the proposed amendment be submitted for action at the Special Meeting of Stockholders in Lieu of the 1995 Annual Meeting to be held on April 25, 1995.

     Increase in Number of Shares of Common Stock. If approved by the stockholders, the amendment will authorize the Company to issue an additional 35,000,000 shares of the Company's Common Stock, par value $.002 per share. As of February 27, 1995, there were 25,000,000 shares of Common Stock authorized, of which 18,793,349 shares were outstanding, 4,786,902 were available for issuance pursuant to the Company's stock option plans, and 116,179 shares were available for issuance pursuant to the Company's Employee Stock Purchase Plan. The Board of Directors is empowered under the Articles of Organization of the Company to issue shares of authorized stock without further stockholder approval. The holders of the Company's Common Stock do not have preemptive rights.

     Appraisal Rights in Respect of the Proposed Amendment. Under the applicable provisions of the Massachusetts Business Corporation Law, the Company's stockholders have no appraisal rights with respect to the proposed amendment.

     Recommendations of the Board of Directors. As of February 27, 1995, there were 1,303,570 shares available for issuance and not otherwise reserved of the Company's Common Stock. Accordingly, the Board of Directors believes that the number of authorized shares of Common Stock should be increased by 35,000,000 to provide sufficient shares for use for such corporate purposes as may be determined advisable by the Board of Directors, without further action or authorization by the stockholders. Such corporate purposes might include the acquisition of capital funds through the sale of stock, the acquisition of other corporations or properties, or the declaration of stock dividends in the nature of a stock split. There are no current plans, agreements, arrangements, or understandings with respect to the issuance of any of the shares of Common Stock which would be authorized by the amendment; however, the Board of Directors believes that the availability of shares would afford the Company flexibility in considering and implementing any of the corporate transactions enumerated above. Accordingly, the Board of Directors recommends a vote for the proposed amendment.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 1995.

     A representative of Coopers & Lybrand is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The

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

engagement of Coopers & Lybrand was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with.

              DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1996 must be received at the Corporation's principal executive offices in Natick, Massachusetts on or before November 27, 1995. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

     In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Corporation's By-Laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of Directors, are to be considered at the 1996 Annual Meeting, notice of them whether or not they are included in the Corporation's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation on or before February 9, 1996.

                                OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                 10-K REPORT

     THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURI-

TIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JOHN J. ROGERS, JR., COGNEX CORPORATION, ONE VISION DRIVE, NATICK, MASSACHUSETTS 01760.

                                VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                            By order of the Board of Directors

                                            ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 24, 1995

                              COGNEX CORPORATION

                          SPECIAL MEETING IN LIEU OF
                     1995 ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 25, 1995

PROXY

        The undersigned hereby appoints Robert J. Shillman and Anthony J. Medaglia, Jr., and each of them, with full power of substitution, proxies to represent the undersigned at a Special Meeting in Lieu of the 1995 Annual Meeting of Stockholders of COGNEX CORPORATION to be held April 25, 1995 at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Suite 3100, Boston, Massachusetts, and at any adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of COGNEX CORPORATION standing in the name of the undersigned upon such business as may properly come before the meeting, including the following as set forth on the reverse side.



        CONTINUED AND TO BE SIGNED ON REVERSE SIDE (SEE REVERSE SIDE)

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE
VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSAL 2.

1.  Election of Directors

Nominees:  Robert J. Shillman and William Krivsky

                  FOR          WITHHELD              MARK HERE
                  / /            / /                IF YOU PLAN
                                                     TO ATTEND
                                                    THE MEETING  / /

                                                     MARK HERE
                                                    FOR ADDRESS
                                                     CHANGE AND
- - - -------------------------------------------         NOTE BELOW  / /
(Instructions: write on the line above the name(s) of the nominee(s) for whom your vote is to be withheld.)


2.  Proposal to approve an              FOR        AGAINST        ABSTAIN
    amendment of the Articles of        / /          / /            / /
    Organization of Cognex
    Corporation to increase the
    number of authorized shares
    of common stock from
    25,000,000 shares to
    60,000,000 shares.

3.  In their discretion, the proxies are
    authorized to vote upon such other
    business as may properly come before
    the meeting.

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

Signature: ____________________________________ Date ______________

Signature: ____________________________________ Date ______________



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